UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2004

SEMOTUS SOLUTIONS, INC.

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(Exact Name of Registrant as Specified in its Charter)
Nevada	0-21069	36-3574355
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

16400 Lark Ave., Suite 230 Los Gatos, CA 95032

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(Address of Principal Executive Offices) (Zip Code)

(408) 358-7100

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(Registrant's Telephone Number, including area code)

ITEM 7. Financial Statements and Exhibits.

     a. The following exhibits are filed with this report:

Exhibit Number	Description
99.1	Press Release of Semotus Solutions, Inc. dated July 2, 2004.

ITEM 12. Results of Operations and Financial Condition

On July 2, 2004, Semotus Solutions, Inc. (the "Company") issued a press release with respect to its financial results for the year ended March 31, 2004. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This Current Report on Form 8-K and the press release attached hereto are being furnished by the Company pursuant to Item 12 of Form 8-K, insofar as they disclose historical information regarding the Company's results of operations for the year ended March 31, 2004.

In accordance with General Instruction B.6 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEMOTUS SOLUTIONS, INC.

Date: July 6, 2004 By: /s/ Anthony N. LaPine

Anthony N. LaPine,

President and Chief Executive Officer

Exhibit 99.1: Press Release of Semotus Solutions, Inc. dated July 2, 2004.

SEMOTUS ANNOUNCES FINANCIAL RESULTS FOR THE YEAR ENDED MARCH 31, 2004

Financial Improvement Continues with Reduced Cash Burn, and Lower Net Loss

LOS GATOS, CA.--(PrimeZone Media)-- July 2, 2004, 07:30 AM EST -- Semotus Solutions (AMEX:DLK), an innovative provider of real-time professional market data and intelligent wireless communications software, reported its financial results for the year ended March 31, 2004. The Company continues its commitment to the improvement in operations and believes that it is poised to take advantage of an economic recovery in technology. Semotus reduced its net loss for the year ended March 31, 2004 versus 2003 by 34% and also reduced its cash burn from operations by 41%. Operating costs declined by 34% in the fiscal year ended March 31, 2004, which reduced the operating loss from continuing operations by 43%.

Semotus reported a reduction in its net loss to $2,251,685 or $0.11 per share for the year ended March 31, 2004 from $3,432,350 or $0.19 per share for the year ended March 31, 2003. This operating improvement was accomplished while holding revenues flat from year to year. The flat revenue growth reflected the fact that technology purchases remained stagnant.

The net loss of $2,251,685 in the year ended March 31, 2004 was negatively affected by a non-cash charge to income of $857,128 due to the application of the variable method of accounting for certain stock options that were repriced. The net loss minus this non-cash charge of $857,128 is $1,394,557, which is more reflective of actual operational performance. This is further discussed in the Company's Annual Report on Form 10K, in FootNote 3 to the Consolidated Financial Statements, "Summary of Significant Accounting Policies: Stock Based Compensation", in accordance with generally accepted accounting principles.

Semotus' operating performance continued to improve, as evidenced by a continued increase in its gross profit margin to 76% from 74% for the year ended March 31, 2004 versus 2003. Operating expenses other than the stock, option and warrant expense showed significant improvement with a reduction of 52% in the year ended March 31, 2004 versus 2003. "The Company has continuously and consistently managed its operating costs in its drive to reach profitability," stated Anthony LaPine, Semotus CEO. "Our recent investment in marketing and sales is beginning to reflect in increases in revenue."

Also furthering the Company's goal of cash breakeven, Semotus reduced its overall use of cash by 88% to $252,858 from $2,100,732 in the year ended March 31, 2004 versus 2003. Part of the reduction was due to additional cash raised from a common stock and warrant offering in January 2004, which produced $977,474 in net proceeds. Even with eliminating the cash raised from the offering, Semotus reduced its cash burn by 41%.

Semotus believes that for fiscal year 2005, there will be increased revenues. The Company expects its first quarter sales to show an increase over last year's first quarter. Additionally, operating margins should be maintained and the cash burn reduced. As of the end of the first quarter (6\30\04), the Company had approximately $1,625,000 in cash versus $1,717,000 in cash three months earlier at the end of the fiscal year (3\31\04).

About Semotus Solutions

Founded in 1993, Semotus Solutions (AMEX:DLK) is a premier provider of software for the mobile enterprise connecting employees to critical business systems, information and processes. Semotus has a Fortune 1000 installed customer base and more than 600 corporate clients including Lockheed Martin, Blue Cross Blue Shield, Coca-Cola, Hewlett Packard, Nextel Communications, JP Morgan-Chase, and The United Nations. Semotus Solutions' software provides mobility, convenience, efficiency and profitability in the areas of workforce automation, finance, healthcare, and m-commerce. www.semotus.com

Semotus Solutions
Media Contact
Don Meyer, 408-358-7003
Marketing Manager
dmeyer@semotus.com

Semotus Solutions
Investor Relations Contact
Tali Durant, 408-358-7100
Corporate Counsel
tdurant@semotus.com

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This press release contains forward-looking statements, which are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "intends", "believes" and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements involve a number of risks and uncertainties, including the timely development and market acceptance of products and technologies, the ability to secure additional sources of finance, the ability to reduce operating expenses, and other factors described in the Company's filings with the Securities and Exchange Commission. The actual results that the Company achieves may differ materially from any forward-looking statement due to such risks and uncertainties. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.